As filed with the Securities and Exchange Commission on June 30, 2009

Registration No.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

TARGACEPT, INC.

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	56-2020050
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

200 East First Street, Suite 300

Winston-Salem, North Carolina 27101

(Address of Principal Executive Offices, including Zip Code)

TARGACEPT, INC.

2006 STOCK INCENTIVE PLAN

(As Amended and Restated Through November 28, 2007 and Further Amended Effective June 10, 2009)

(Full Title of the Plan)

J. Donald deBethizy

Chief Executive Officer and President

Targacept, Inc.

200 East First Street, Suite 300

Winston-Salem, North Carolina 27101

(336) 480-2100

(Name, Address and Telephone Number, including Area Code, of Agent for Service)

With a copy to:

Peter A. Zorn, Esq.

Vice President, Legal Affairs and General Counsel

Targacept, Inc.

200 East First Street, Suite 300

Winston-Salem, North Carolina 27101

(336) 480-2100

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated Filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Share (1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee (1)
Common Stock, par value $0.001 per share	2,920,000	$2.34	$6,832,800	$382

(1)	Pursuant to Rule 457(c) and (h)(1), based on the average ($2.34) of the high ($2.41) and low ($2.26) prices of the Registrant’s Common Stock on June 23, 2009, as reported on the NASDAQ Global Market.

REGISTRATION OF ADDITIONAL SECURITIES – STATEMENT PURSUANT TO

GENERAL INSTRUCTION E OF FORM S-8

Pursuant to General Instruction E to Form S-8, the contents of Registration Statement No. 333-133881, relating to the offer and sale of the Company’s Common Stock under the 2006 Stock Incentive Plan, as amended, are incorporated by reference into this Registration Statement on Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed by Targacept, Inc. (the “Company”) with the Securities and Exchange Commission (the “Commission”) are incorporated herein by reference:

(a) The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008, filed with the Commission on March 13, 2009;

(b) The Company’s Quarterly Report on form 10-Q for the fiscal quarter ended March 31, 2009, filed with the Commission on May 11, 2009;

(c) The Company’s Current Reports on Form 8-K filed with the Commission on January 15, 2009, May 11, 2009 (filed with respect to Items 8.01 and 9.01 and not with respect to Items 2.02 and 9.01) and June 16, 2009;

(d) The description of the Company’s Common Stock, par value $.001 per share, contained in the Company’s Registration Statement on Form 8-A filed with the Commission on April 6, 2006, with respect to such Common Stock, including any subsequent amendment or report filed for the purposes of updating such description; and

(e) All other reports filed pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since the end of the fiscal year referred to in (a) above.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

Item 8.	Exhibits.

The following exhibits are filed as a part of this Registration Statement:

Exhibit No.	Description
4.1	Fourth Amended and Restated Certificate of Incorporation of the Company, which is incorporated herein by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-8 (Registration No. 333-133881), filed with the Commission on May 8, 2006.

4.2	Bylaws of the Company, as amended and restated effective January 9, 2009, which are incorporated herein by reference to Exhibit 3.2 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008.

4.3	Specimen Certificate of Common Stock, which is incorporated herein by reference to Exhibit 4.1 to Amendment No. 3 to the Company’s Registration Statement on Form S-1/A (File No. 333-131050), filed with the Commission on March 16, 2006.

4.4(a)	Third Amended and Restated Investor Rights Agreement, dated May 12, 2004, by and among the Company and certain stockholders of the Company, which is incorporated herein by reference to Exhibit 4.2(a) to the Company’s Registration Statement on Form S-1 (File No. 333-131050), filed with the Commission on January 17, 2006.

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4.4(b)	Amendment No. 1, dated December 6, 2004, to Third Amended and Restated Investor Rights Agreement, dated May 12, 2004, which is incorporated herein by reference to Exhibit 4.2(b) to the Company’s Registration Statement on Form S-1 (File No. 333-131050), filed with the Commission on January 17, 2006.

4.4(c)	Amendment No. 2, dated March 16, 2006, to Third Amended and Restated Investor Rights Agreement, dated May 12, 2004, which is incorporated herein by reference to Exhibit 4.2(c) to Amendment No. 4 to the Company’s Registration Statement on Form S-1/A (File No. 333-131050), filed with the Commission on March 24, 2006.

5	Opinion of Womble Carlyle Sandridge & Rice, PLLC, counsel to the Company.

23.1	Consent of Womble Carlyle Sandridge & Rice, PLLC, counsel to the Company (included in Exhibit 5).

23.2	Consent of Ernst & Young LLP.

24	Power of Attorney (included on signature page).

99	Targacept, Inc. 2006 Stock Incentive Plan, as amended and restated through November 28, 2007 and further amended effective June 10, 2009.

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SIGNATURES

THE REGISTRANT

Pursuant to the requirements of the Securities Act of 1933, Targacept, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Winston-Salem, State of North Carolina, on this 30th day of June, 2009.

TARGACEPT, INC.

By:	/s/ J. Donald deBethizy
J. Donald deBethizy
Chief Executive Officer and President

Each of the undersigned, being a director and/or officer of Targacept, Inc. (the “Company”), hereby nominates, constitutes and appoints J. Donald deBethizy, Alan A. Musso and Peter A. Zorn, or any one of them severally, to be his or her true and lawful attorney-in-fact and agent and to sign in his or her name and on his or her behalf in any and all capacities stated below, and to file with the Securities and Exchange Commission (the “Commission”), a Registration Statement on Form S-8 (the “Registration Statement”) relating to the issuance of certain shares of the common stock, $0.001 par value, of the Company (the “Common Stock”) in connection with the Targacept, Inc. 2006 Stock Incentive Plan, as amended, and to file any and all amendments, including post-effective amendments, exhibits and other documents and instruments in connection therewith, to the Registration Statement, making such changes in the Registration Statement as such attorney-in-fact and agent deems appropriate, and generally to do all such things on his or her behalf in any and all capacities stated below to enable the Company to comply with the provisions of the Securities Act of 1933, as amended (the “Securities Act”), and all requirements of the Commission.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on June 30, 2009.

/s/ J. Donald deBethizy		/s/ Alan A. Musso
Name:	J. Donald deBethizy	Title:	Vice President, Chief Financial Officer and Treasurer (principal financial officer and principal accounting officer)
Title:	Chief Executive Officer, President and Director (principal executive officer)

/s/ Mark Skaletsky		/s/ M. James Barrett
Name:	Mark Skaletsky	Name:	M. James Barrett
Title:	Chairman of the Board of Directors	Title:	Director

/s/ Charles A. Blixt		/s/ Julia R. Brown
Name:	Charles A. Blixt	Name:	Julia R. Brown
Title:	Director	Title:	Director

/s/ G. Steven Burrill		/s/ Errol B. De Souza
Name:	G. Steven Burrill	Name:	Errol B. De Souza
Title:	Director	Title:	Director

/s/ Alan W. Dunton		/s/ John P. Richard
Name:	Alan W. Dunton	Name:	John P. Richard
Title:	Director	Title:	Director

/s/ Ralph Snyderman
Name:	Ralph Snyderman
Title:	Director

EXHIBIT INDEX

to

Registration Statement on Form S-8 of

Targacept, Inc.

Exhibit No.	Description
4.1	Fourth Amended and Restated Certificate of Incorporation of the Company, which is incorporated herein by reference to Exhibit 4.1 to the Company’s Registration statement on Form S-8 (Registration No. 333-133881), filed with the Commission on May 8, 2006.

4.2	Bylaws of the Company, as amended and restated January 9, 2009, which is incorporated herein by reference to Exhibit 3.2 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008.

4.3	Specimen Certificate of Common Stock, which is incorporated herein by reference to Exhibit 4.1 to Amendment No. 3 to the Company’s Registration Statement on Form S-1/A (File No. 333-131050), filed with the Commission on March 16, 2006.

4.4(a)	Third Amended and Restated Investor Rights Agreement, dated May 12, 2004, by and among the Company and certain stockholders of the Company, which is incorporated herein by reference to Exhibit 4.2(a) to the Company’s Registration Statement on Form S-1 (File No. 333-131050), filed with the Commission on January 17, 2006.

4.4(b)	Amendment No. 1, dated December 6, 2004, to Third Amended and Restated Investor Rights Agreement, dated May 12, 2004, which is incorporated herein by reference to Exhibit 4.2(b) to the Company’s Registration Statement on Form S-1 (File No. 333-131050), filed with the Commission on January 17, 2006.

4.4(c)	Amendment No. 2, dated March 16, 2006, to Third Amended and Restated Investor Rights Agreement, dated May 12, 2004, which is incorporated herein by reference to Exhibit 4.2(c) to Amendment No. 4 to the Company’s Registration Statement on Form S-1/A (File No. 333-131050), filed with the Commission on March 24, 2006.

5	Opinion of Womble Carlyle Sandridge & Rice, PLLC, counsel to the Company.

23.1	Consent of Womble Carlyle Sandridge & Rice, PLLC, counsel to the Company (included in Exhibit 5).

23.2	Consent of Ernst & Young LLP.

24	Power of Attorney (included on signature page).

99	Targacept, Inc. 2006 Stock Incentive Plan, as amended and restated through November 28, 2007 and further amended effective June 10, 2009.